UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2012

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 7, 2012, Carrols Restaurant Group, Inc. (the “Company”) completed the spin-off (the “Spin-Off”) of Fiesta Restaurant Group, Inc. (“Fiesta Restaurant Group”) to its stockholders with each stockholder of the Company receiving one share of Fiesta Restaurant Group’s common stock, par value $0.01 per share, for every share of the Company’s common stock held of record at the close of business on April 26, 2012, the record date of the Spin-Off. In connection with the Spin-Off, the Company’s stockholders received 100% of Fiesta Restaurant Group’s outstanding common stock. Fiesta Restaurant Group’s common stock trades on The NASDAQ Global Select Market under the symbol “FRGI”. The Company’s common stock continues to trade on The NASDAQ Global Market under the symbol “TAST”. Following the completion of the Spin-Off, the Company does not beneficially own any shares of Fiesta Restaurant Group common stock.

The Spin-Off was completed pursuant to a Separation and Distribution Agreement (the “Separation Agreement”) dated as of April 24, 2012 among the Company, Carrols Corporation, a wholly-owned subsidiary of the Company, and Fiesta Restaurant Group. A description of the terms of the Separation Agreement is included in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 26, 2012 and is incorporated by reference herein. A copy of the Separation Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on April 26, 2012 and is incorporated by reference herein.

The unaudited pro forma financial information of the Company giving effect to the Spin-Off, together with the related notes thereto, is attached hereto as Exhibit 99.1.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 7, 2012, Brian P. Friedman and Jack A. Smith resigned as members of the Company’s Board of Directors in connection with the Spin-Off.

On May 7, 2012, Joseph A. Zirkman resigned as Vice President, General Counsel and Secretary of the Company in connection with the Spin-Off.

On May 7, 2012, James E. Tunnessen and Michael A. Biviano each resigned as an executive officer of the Company in connection with the Spin-Off.

On May 7, 2012, Davis S. Harris became a member of the Company’s Board of Directors as a Class III director. Mr. Harris, age 52, has served as President of Grant Capital, Inc., a private investment company, since January 2002. From May 2001 until December 2001, Mr. Harris served as a Managing Director in the investment banking division of ABN Amro Securities LLC. From September 1997 until May 2001, Mr. Harris served as a Managing Director and Sector Head of the Retail, Consumer and Leisure Group of ING Barings LLC, a financial institution. From 1986 to 1997, Mr. Harris served in various capacities as a member of the investment banking group of Furman Selz LLC. Mr. Harris is a director of Rex American Resources

Corporation and Steiner Leisure Limited. Mr. Harris serves on the Audit Committee and the Compensation Committee of Steiner Leisure Limited and is the Chairman of the Compensation Committee of Stein Leisure Limited. Mr. Harris serves on the Audit Committee, Compensation Committee and the Nominating/Corporate Governance Committee of Rex American Resources Corporation and is the Chairman of the Audit Committee of Rex American Resources Corporation.

On May 7, 2012, Mr. Harris began serving as the Chairman of the Company’s Audit Committee and on the Compensation Committee.

On May 7, 2012, William E. Myers, was appointed General Counsel and Secretary of the Company. Mr. Myers, age 56, has served as a Vice President of the Company since July 2001. Mr. Myers served as Associate General Counsel of the Company from March 2001 through May 7, 2012. Before joining the Company, Mr. Myers was engaged in private practice beginning in 1982.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information

The unaudited condensed consolidated pro forma statements of operations of Carrols Restaurant Group, Inc. for the fiscal years ended December 31, 2011, 2010 and 2009, unaudited pro forma condensed consolidated pro forma statements of operations of Carrols Restaurant Group, Inc. for the three months ended March 31, 2011 and 2010, and unaudited pro forma condensed consolidated balance sheet of Carrols Restaurant Group, Inc. dated as of March 31, 2012 are filed as Exhibit 99.1 hereto and are incorporated by reference herein.

(d) Exhibits

99.1	Unaudited condensed consolidated pro forma statements of operations of Carrols Restaurant Group, Inc. for the fiscal years ended December 31, 2011, 2010 and 2009, unaudited pro forma condensed consolidated pro forma statements of operations of Carrols Restaurant Group, Inc. for the three months ended March 31, 2011 and 2010, and unaudited pro forma condensed consolidated balance sheet of Carrols Restaurant Group, Inc. dated as of March 31, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	May 11, 2012

By:	/s/ Paul R. Flanders
Name:	Paul R. Flanders
Title:	Vice President, Chief Financial Officer and Treasurer

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